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                                                                    EXHIBIT 99.1


                     PROXY SOLICITED BY B C BANKSHARES, INC.

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                                      PROXY

         The undersigned, a holder of record of shares of common stock, par value $5.00 per share ("B C Bankshares common stock"), of B C Bankshares, Inc., a Georgia corporation ("B C Bankshares"), hereby appoints E. O. McFather, Jr. and Steven L. Holcomb and each of them, with full power of substitution, to attend the special meeting of B C Bankshares shareholders at [Meeting Time], on [Day of Week], [Meeting Date], at Bank of Canton's Operations Center, 2780 Marietta Highway, Canton, Georgia 30114 (and any adjournments, postponements, continuations or reschedulings thereof), and to vote as specified in this proxy all the shares of B C Bankshares common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

         If returned cards are signed but not marked, the undersigned will be deemed to have voted for the proposal and in the sole discretion of the proxies as to any other matter. The B C Bankshares board unanimously recommends a vote "FOR" the proposal set forth below:

         1. Approval of the Agreement and Plan of Merger, dated as of October 6, 1999, and the related Plan of Merger, between B C Bankshares and Wachovia Corporation, pursuant to which B C Bankshares will merge with and into Wachovia.

 FOR [ ]                           AGAINST [ ]                       ABSTAIN [ ]

         2. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof.

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         Please sign your name exactly as it appears hereon. When shares of B C
Bankshares common stock are held of record by joint tenants, only one need sign. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:


                                             Signature


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